                                                                   EXHIBIT 10.19

                         NOTE SECURED BY DEED OF TRUST
                         -----------------------------


$100,000                                                       December 15, 1995
                                                         Santa Clara, California

          FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Synergy Semiconductor Corporation (the "Company"), at its principal offices at 3450 Central Expressway, Santa Clara, California 95051, the principal sum of One Hundred Thousand Dollars ($100,000) upon the terms and conditions specified below.

          1.  Principal.  The entire principal balance of this Note shall become
              ---------
due and payable two years from the effective date of the Company's initial underwritten public offering of securities pursuant to an effective registration statement filed under the federal securities laws subject to the acceleration events specified in Paragraph 5 below.

          2.  Interest.  No interest shall accrue on this Note.
              --------

          3.  Application of Payment.  Payment shall be made in lawful tender of
              ----------------------
the United States. Prepayment of principal may be made at any time without penalty.

          4.  Security.  The proceeds of the loan evidenced by this Note shall
              --------
be applied solely to the purchase of the Maker's principal residence in Los Gatos, California. Payment of this Note shall be secured by a Deed of Trust on such principal residence, as more particularly described in Exhibit "A" to the Deed of Trust, a copy of which is attached hereto as Exhibit A. Maker, however, shall remain personally liable for payment of this Note, and assets of the Maker, in addition to the collateral under the Deed of Trust, may be applied to the satisfaction of the Maker's obligations hereunder.

          5.  Events of Acceleration.  The entire unpaid principal sum of this
              ----------------------
Note shall become immediately due and payable upon one or more of the following events:

          A. the date the Maker ceases employment with the Company or its successor; or

          B. the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise of the property covered by the Deed of Trust, or any portion thereof or interest therein without the prior written consent of the Company; or

          C. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

          D. the occurrence of any event of default under the Deed of Trust securing this Note or any obligation secured thereby.

          6.  Employment Requirement.  The benefits of the interest arrangements
              ----------------------
under this Note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker.

          For purposes of applying the provisions of this Note, the Maker shall be considered to remain in the employ of the Company for so long as the Maker renders services as a full-time employee of the Company or one or more of its 50%-or-more owned (directly or indirectly) subsidiaries.

          Upon Maker's cessation of employment with the Company, interest shall accrue on the unpaid balance of this Note at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of compensation income to Maker under the Federal tax laws.

          7.   Certification.  The Maker certifies that he reasonably expects to
               -------------
be entitled to and will itemize deductions for Federal income tax purposes for each year the Note is outstanding.

          8.   Collection.  If action is instituted to collect this Note, the
               ----------
Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

          9.   Waiver.  No previous waiver and no failure or delay by the
               ------
Company in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

          The Maker waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of interest on interest; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

          10.  Conflicting Agreements.  In the event of any inconsistencies
               ----------------------
between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          11.  Governing Law.  This Note shall be construed in accordance with
               -------------
the laws of the State of California.

          12.  Due on Sale.    If the Maker shall sell, convey or alienate the
               -----------
property covered by the Deed of Trust, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Company being first had and obtained, the Company, shall have the right, at its option, except as prohibited by law, to declare an indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future successive transactions.

                                  ------------------------------
                                  Maker: Thomas D. Mino

                                   Exhibit A

LEGAL DESCRIPTION:

All that real property situated in the Town of Los Gatos, County of Santa Clara, State of California, described as follows:

          REAL PROPERTY in the Town of Los Gatos, County of Santa Clara, State of California, described as follows:

          Beginning at the intersection of the Northeasterly line of Nicholson Avenue with the Northwesterly line of Tait Avenue; thence running North of 20 Degrees 10' East 42.9 feet to the intersection thereof with the Northeasterly line of Lot 9 hereinafter referred to; thence along the Northeasterly line of said Lot 9, North 61 Degrees 38' West
          45.87 feet to the Easterly corner of that certain Parcel of land conveyed by Washington Withrow, et ux, to Rose N. Cunningham by Deed dated May 3, 1926 and recorded July 8, 1926 in Book 251, Official Records, page 523, Santa Clara County Records; thence along the Southeasterly line of said parcel of land conveyed to Rose N. Cunningham, South 19 Degrees 24' West 42.98 feet to the Northeasterly line of Nicholson Avenue; thence along the Northeasterly line of Nicholson Avenue; South 61 Degrees 38' East 45.3 feet to the point of beginning and being the Easterly portion of Lot 9 in Block 5, as shown on the Map of the Almond Grove addition to the Town of Los Gatos, which Map is now on file in the Office of the Recorder of the County of Santa Clara, State of California, in Book "C" of Maps, page 3.

          A.P.N. 510-17-009

Commonly known as:      203 Tait Avenue, Los Gatos, CA  95030

                                       3